SHARE PURCHASE AGREEMENT

By and Between

SAUER HOLDING GmbH
(a German limited liability company)

and

DANFOSS A/S
(a Danish stock corporation)

October 30, 2009

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of October 30, 2009,

By and between

Sauer Holding GmbH,
A company with limited liability, duly incorporated and existing pursuant to German law, registered with the commercial register of the Local Court Kiel under register no. HRB 811KI, with its principal place of business at Große Elbstraße 145 B, D-22767 Hamburg, Germany, duly represented by its managing director (“Geschäftsführer”) duly appointed and authorized to represent the company by sole signature
- hereinafter referred to as “Sauer”
and

Danfoss A/S,
A stock corporation, duly incorporated and existing pursuant to Danish law, with its principal place of business at DK-6430 Nordborg, Denmark, represented by its Chief Executive Officer and its Chief Operating Officer duly appointed and authorized to represent the company by their joint signature

- hereinafter referred to as “Danfoss”

- Sauer or Danfoss hereinafter also each referred to as a “Party” or collectively as the “Parties”.

Preamble

Danfoss and Sauer have entered into a Share Purchase Agreement dated March 10, 2008, as amended by Amendment No.1 to Share Purchase Agreement dated July 11, 2008 (together, the “2008 Share Purchase Agreement”). By virtue of the 2008 Share Purchase Agreement Danfoss has become majority shareholder of Sauer-Danfoss Inc., a Delaware corporation (“SD”).

The Parties have also entered into a Stockholders’ Agreement, dated July 11, 2008 (the “Stockholders Agreement”), which had been attached as Exhibit 4.3(a)(3) to the 2008 Share Purchase Agreement, and by which the Parties have agreed to restructure their mutual relationship as shareholders of SD. In particular, the Stockholders Agreement provides for put and call options of the Parties to sell and acquire, respectively, all remaining shares of Sauer in SD.

The Parties have now agreed that, notwithstanding the provisions of the Stockholders Agreement, Danfoss will purchase (the “Purchase”) from Sauer, and Sauer will sell to Danfoss, all of its shares in SD at a purchase price being below the Minimum Put Option Purchase Price as defined and agreed upon in the Stockholders Agreement, in consideration of Danfoss’ agreement to accelerate the payment of the purchase price for the remaining shares of Sauer in SD and to terminate certain obligations of Sauer under the 2008 Share Purchase Agreement.

The Parties have further agreed (i) to terminate the Stockholders Agreement, and (ii) to enter into the agreements set forth herein.

Article 1
Purchase of Shares

1.1          Sauer hereby agrees to sell and transfer to Danfoss and Danfoss hereby agrees to purchase and acquire from Sauer 10,029,264 shares of common stock, USD 0.01 par value per share, of SD (such shares, the “Shares”).

1.2          The transfer of title to the Shares shall be subject to the satisfaction or waiver of the conditions precedent set forth in Article 3.2 below.

Article 2
Purchase Price

As consideration for the Shares, Danfoss shall pay to Sauer a purchase price in an amount equal to USD 16.00 per share for an aggregate purchase price of USD 160,468,224 (the “Purchase Price”).  The Purchase Price payment shall be made to Sauer’s bank account, the details of which will be delivered by Sauer to Danfoss in writing no later than 3 (three) calendar days before the Closing Date.

Article 3
Conditions Precedent

3.1          Danfoss’ obligation to purchase and acquire the Shares and to pay the Purchase Price is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived by Danfoss at or prior to the Closing:

(a)           Each of the representations and warranties of Sauer contained in this Agreement shall be complete, true and correct.

(b)           Each of the covenants and other agreements contained in this Agreement to be complied with by Sauer on or before the Closing Date shall have been complied with in all material respects.

(c)           Each of the consents required in order to consummate the transactions contemplated by this Agreement shall have been obtained by Sauer on terms and conditions reasonably acceptable to Danfoss and shall be in full force and effect.

(d)           Since the date of this Agreement, there must not have been commenced any legal proceeding (other than proceedings commenced by Danfoss) that, (i) seeks to enjoin, restrain or otherwise prohibit the consummation of the transactions contemplated hereby; or (ii) seeks to impose criminal penalties in connection with the consummation of the transactions contemplated hereby.

(e)           Danfoss shall have received each of the deliveries set forth in Section 4.3(a).

3.2          Sauer’s obligation to sell and transfer the Shares is subject to the satisfaction, at or prior to the Closing, of each of the following conditions unless waived by Sauer at or prior to the Closing:

(a)           Sauer shall have received each of the deliveries set forth in Section 4.3(b).

(b)	Each of the representations and warranties of Danfoss contained in this Agreement shall be complete, true and correct.

3.3          The transfer of title with regard to all of the Shares shall occur on the Closing Date.  In the event that the conditions precedent set forth in this Article 3 will not have occurred or been waived by the applicable Party on or prior to the Closing Date, Section 14.2(b) shall apply.

Article 4
Closing

4.1          Subject to the satisfaction of the conditions set forth herein, as applicable, the transaction contemplated by this Agreement shall be closed (the “Closing”) without undue delay, but no later than 10 (ten) calendar days after the conditions precedent pursuant to Article 3 have been met (hereinafter referred to as “Closing Date”).  The Closing shall take place at the offices of Grüter Rechtsanwälte und Notare in Duisburg, Germany, or at any other place which the Parties agree upon.  The actions to be taken on the Closing Date shall be deemed to have been taken contemporaneously. However, any Party may perform all or part of its obligations prior to the Closing Date.

4.2          Should it be necessary or appropriate to obtain governmental approvals, to make further filings or to do similar acts, the Parties shall cooperate in good faith and do all acts and issue all declarations which still might be necessary or appropriate in order to comply with this requirement as soon as possible.  Sauer and Danfoss will cooperate with respect to all filings that the Parties elect to make or are required by law or otherwise or which are deemed practical to make in connection with the transactions contemplated herein.

4.3          At Closing or before:

(a)          Sauer shall deliver or arrange to be delivered to Danfoss:

1.
the Shares either in the form of (i) certificates representing the certificated Shares, duly endorsed (or accompanied by duly executed stock powers) for the transfer of the certificated Shares to Danfoss; and/or (ii) a letter of instruction addressed to the transfer agent of SD and a duly executed stock power for the transfer of the uncertificated Shares to Danfoss;

2.	duly executed copies of all other agreements, certifications, and any other documents required or necessary to be executed and delivered by Sauer hereunder at the Closing;

3.	executed copies of the Amended and Restated Non-Competition Agreement for each of Klaus Murmann, Sven Murmann and Nicola Keim in the form of Exhibit 4.3(a)(3) hereto; and

4.	executed copies of the Amended and Restated Non-Competition Agreement for each of Klaus Murmann, Sven Murmann and Nicola Keim in the form of Exhibit 4.3.(a)(4) hereto.

(b)          Danfoss shall deliver to Sauer:

1.	the Purchase Price payable at the Closing by wire transfer free of cost and fees; and

2.	duly executed copies of all other agreements, certifications, and other documents required or necessary to be executed and delivered by Danfoss hereunder at the Closing.

4.4          The Parties shall confirm the execution or non-execution, as the case may be, of the Closing at the Closing Date in a closing protocol addressing the occurrence or non-occurrence or waiver of the conditions precedent set forth in Article 3, a draft of which is attached as Exhibit 4.4 hereto.

Article 5
Special Consequences of the Consummation of the Closing

5.1          Subject to and upon the consummation of the Closing (and notwithstanding anything in the Stockholders Agreement to the contrary), the Stockholders Agreement is hereby terminated, effective as of the Closing Date, and of no further force and effect, with no additional action by the Parties.  For the avoidance of doubt, upon the consummation of the Closing, the complete Article 7 of the Stockholders Agreement, the last sentence of Section 8.1 of the Stockholders Agreement and Section 8.3 of the Stockholders Agreement shall be rendered null and void.

5.2          Danfoss agrees to vote or give written consent (and otherwise use its best efforts) with respect to all of the shares of SD’s voting securities now or hereafter owned by it, whether beneficially or otherwise to (i) continue the position of Prof. Dr. Klaus H. Murmann (“Klaus Murmann”) as the Chairman Emeritus of the SD Board for his lifetime, and (ii) to make sure that the retirement benefits granted to Klaus Murmann in the Consulting Agreement between Klaus Murmann and the Company, dated May 5, 2004, will remain unaffected for his lifetime. This obligation of Danfoss shall, however, cease, if Sauer, Klaus Murmann, Sven Murmann or Nicola Keim will enter - directly or indirectly - into competing activities with SD on the mobile hydraulics business.

5.3          Subject to and upon the consummation of the Closing, Sauer’s indemnity obligations under Article 7 of the 2008 Share Purchase Agreement with respect to the tax and environmental representations set forth in Sections 6.8 and 6.10 of the 2008 Share Purchase Agreement, as well as Sauer’s obligations pursuant to Section 7.7 of the 2008 Share Purchase Agreement, are hereby terminated effective as of the Closing Date, and of no further force and effect, with no additional action by the Parties.  For the avoidance of doubt, the Parties hereby acknowledge and agree that Sauer’s indemnity obligations for all other representations and warranties set forth in Article 6 of the 2008 Share Purchase Agreement and for all other covenants and obligations set forth in the 2008 Share Purchase Agreement have become mute due to the lapse of the time periods set forth in Clauses (iv) and (v) of Section 7.6 of the 2008 Share Purchase Agreement, and the Parties confirm that such representations, warranties, covenants and obligations are of no further force and effect, with no additional action by the Parties. However, the representations and warranties set forth in Article 5 of the 2008 Share Purchase Agreement and the related indemnification obligations under Article 7 thereof shall remain in full force and effect.

Article 6
Representations and Warranties by Sauer

Sauer hereby represents and warrants to Danfoss by way of an independent guarantee not requiring fault (selbständiges verschuldensunabhängiges Garantieversprechen), pursuant to Section 311 subsection 1 of the German Civil Code (BGB), that as of the date hereof and as of the Closing Date:

6.1          Sauer is the sole and unrestricted owner of the Shares so that it can transfer the Shares to Danfoss, whereby the Shares include 163,650 Shares beneficially owned by SDW Stiftung Deutsche Wirtschaft that Sauer is legally authorized to sell and transfer to Danfoss without any restrictions.  There are no restrictions to sell and transfer the Shares from Sauer to Danfoss in accordance with this Agreement. None of the Shares are pledged or otherwise encumbered with rights of third parties nor has any such encumbrance been announced or threatened or is otherwise reasonably believed to be pending or anticipated.  No third parties have rights or an option to acquire any of the Shares nor any economic or voting rights with respect to the Shares.

Other than the Shares, Sauer does not own any shares of SD’s capital stock and does not own any securities that are convertible into, exchangeable for or exercisable for shares of SD’s capital stock. For the avoidance of doubt: Any shares in SD granted to Klaus Murmann, Sven Murmann and Nicola Keim as members of the board of directors of SD are not being transferred to Danfoss and shall not be treated as Shares for the purpose of this representation.

6.2          Sauer has no reason to believe that any of the Shares sold pursuant to this Agreement have been subject to restrictions or encumbrances.

6.3          This Agreement constitutes the legal, valid, and binding obligation of Sauer, enforceable against Sauer in accordance with its terms.  Sauer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other documents to be executed in connection herewith and to perform its obligations under this Agreement and the documents to be executed in connection herewith.  The execution and delivery of this Agreement by Sauer and the consummation or performance of the transactions contemplated by this Agreement by Sauer will not give any person the right to prevent, delay, or otherwise materially interfere with any of the transactions contemplated by this Agreement pursuant to:

(a)           any provision of Sauer’s organizational documents;

(b)           any resolution or consent adopted by the board of directors, stockholders, members or managers (or equivalent governing persons) of Sauer;

(c)           any legal requirement to which Sauer may be subject; or

(d)           any material contract to which Sauer is a party or by which Sauer may be bound.

6.4          No permit, consent, approval or authorization of, or declaration to or filing with, any governmental body or other person not made or obtained on or prior to the date of this Agreement, is required in connection with the execution or delivery of this Agreement by Sauer or the sale or delivery of the Shares.

6.5          There is no pending or threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation questioning the validity of this Agreement or the transactions contemplated hereby.

Article 7
Warranty Period; Indemnification of Danfoss

7.1          Apart from the independent representations and warranties set forth in Article 6 Sauer does not make or give any further representations, warranties or guaranties, express, implied or statutory, of any kind whatsoever, with regard to the Shares, SD and its subsidiaries and the business of SD and its subsidiaries. The representations and warranties of Sauer set forth in Article 5 of the 2008 Share Purchase Agreement and the related indemnification obligations under Article 7 thereof remain in full force and effect.

7.2          Sauer shall protect, defend, indemnify, and hold Danfoss and its affiliates  harmless from and against any and all losses, damages, liabilities, obligations, costs and expenses, including without limitation, reasonable fees and disbursements of counsel, and as adjusted for any insurance proceeds received by, and actual tax benefits to Danfoss  in connection with such event (collectively, “Damages”), sustained or incurred by or asserted against Danfoss, directly or indirectly, as a result of or relating to or arising out of: (i) any breach of any representation or warranty made by Sauer in this Agreement in connection herewith, or (ii) any breach by Sauer of any covenant or obligation, if any, of Sauer in this Agreement.

7.3          The Parties expressly agree that no limitation or cap on liability is available in connection with Damages incurred by Danfoss as a result of a breach of any representation or warranty made in Article 6, subject, however, to Section 7.6 below.

7.4          Claims resulting from a breach of the representations and warranties set forth in Article 6 of this Agreement shall become time-barred (verjähren) 30 years after the Closing Date; claims resulting from all other covenants and obligations set forth in this Agreement shall become time-barred (verjähren) as provided in the respective covenant or obligation or, if no time bar is given, in accordance with the statutory provisions.

7.5          If and to the extent that this Agreement should not be consummated by the Parties and closed at Closing for any reason whatsoever, the Parties will not hold each other liable for any frustrated expenses incurred, including, but not limited to, advisors’ fees, travel expenses and time spent.

7.6          The remedies set forth in this Article 7 shall be the only remedies of Danfoss in case of a breach of the representations and warranties set forth in Article 6.  In particular, any rights in the event of defects pursuant to Section 437 et seq. of the German Civil Code (BGB) in particular rescission or cancellation (Rücktrittsrechte) or reduction of the purchase price (Minderung) as well as the right of avoidance (Anfechtung) of this Agreement shall be excluded to the extent legally permissible. Any liability for a violation of duties (Haftung wegen Pflichtverletzung) pursuant to Section 280 et seq. of the German Civil Code (BGB), violation of duties in respect of the conduct of contractual negotiations (Verletzung von Pflichten bei der

Durchführung von Vertragsverhandlungen) pursuant to Section 311 subsection 2 of the German Civil Code (BGB) interference with the commercial basis of the Agreement (Störung der Geschäftsgrundlage) pursuant to Section 313 of the German Civil Code (BGB) shall be expressly excluded to the extent legally permissible.  For the avoidance of doubt: this Section does not limit Danfoss’ claims in case of a breach of a covenant or obligation of Sauer in this Agreement, provided, however, that under no circumstances Danfoss shall be entitled to rights or claims leading to a wind-up (Rückabwicklung) of this Agreement.

Article 8
Representations and Warranties by Danfoss; Indemnification of Sauer

Danfoss hereby represents and warrants to Sauer by way of an independent guarantee not requiring fault (selbstständiges verschuldensunabhängiges Garantieversprechen), pursuant to Section 311 subsection 1 of the German Civil Code (BGB), that as of the date hereof and as of the Closing Date:

8.1          This Agreement constitutes the legal, valid, and binding obligation of Danfoss, enforceable against Danfoss in accordance with its terms.  Danfoss has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other documents to be executed in connection herewith and to perform its obligations under this Agreement and the documents to be executed in connection herewith.  Except as provided explicitly in this Agreement, neither the execution and delivery of this Agreement by Danfoss nor the consummation or performance of any of the transactions contemplated by this Agreement by Danfoss will give any person the right to prevent, delay, or otherwise materially interfere with any of the transactions contemplated by this Agreement pursuant to:

(a)           any provision of Danfoss’ organizational documents;

(b)           any resolution or consent adopted by the board of directors, stockholders, members or managers (or equivalent governing persons) of Danfoss;

(c)           any legal requirement to which Danfoss may be subject; or

(d)           any material contract to which Danfoss is a party or by which Danfoss may be bound.

8.2          No permit, consent, approval or authorization of, or declaration to or filing with, any governmental body or other person not made or obtained on or prior to the date of this Agreement, is required in connection with the execution or delivery of this Agreement by Danfoss or the purchase of the Shares.

8.3          Danfoss is paying the Purchase Price to Sauer with funds drawn from its credit facility with Danske Bank under the Committed Multicurrency Term Loan and Revolving Credit Facilities Agreement dated February 4, 2008; this credit facility is not secured by any assets of SD. Danfoss has not received dividends or other distributions on its shares in SD since January 2009.

8.4          Danfoss has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and Danfoss is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares.

8.5          Danfoss shall protect, defend, indemnify, and hold Sauer and its affiliates harmless from and against any and all losses, damages, liabilities, obligations, costs and expenses, including without limitation, reasonable fees and disbursements of counsel, and as adjusted for any insurance proceeds received by, and actual tax benefits to, Sauer in connection with such event (collectively, “Sauer Damages”), sustained or incurred by or asserted against Sauer, directly or indirectly, as a result of or relating to or arising out of: (i) any breach of any representation or warranty made by Danfoss in this Agreement in connection herewith, or (ii) any breach by Danfoss of any covenant or obligation, if any, of Danfoss in this Agreement.

8.6          The Parties expressly agree that no limitation or cap on liability is available in connection with Sauer Damages incurred by Sauer as a result of a breach of any representation or warranty made in Article 8 hereof.

8.7          Claims resulting from a breach of the representations and warranties set forth in Article 8 hereof shall become time-barred (verjähren) 30 years after the Closing Date; claims resulting from all other covenants and obligations set forth in this Agreement shall become time-barred (verjähren) as provided in the respective covenant or obligation or, if no time bar is given, in accordance with the statutory provisions.

Article 9
Non-Competition; Non-Solicitation; Confidentiality

Due to the fact that the staggered and continuous exit of Sauer and the staggered and continuous indirect exit of Klaus Murmann, Sven Murmann and Nicola Keim by Put and Call Options set forth in Articles 3 and 4 of the Stockholders Agreement were basically agreed upon contemporaneously with Sauer losing its controlling interest in SD, Article 7 of the Stockholders Agreement contained a non-competition and non-solicitation provision with a duration of three years following the Second Put Option Exercise Window (as defined in the Stockholders Agreement). As link to and continuation of Sauer’s assumed complete exit and the indirect exit of Klaus Murmann, Sven Murmann and Nicola Keim, the Parties hereby agree:

9.1	Non-Competition; Non-Solicitation.

(a)           Subject to Section 9.1(c), during the period beginning on the Closing and ending on the date that is the third-year anniversary of the Closing Date (such period, the “Restricted Period”), Sauer and each of Klaus Murmann, Sven Murmann and Nicola Keim (the individuals pursuant to separate agreements attached hereto) shall not, directly or indirectly, own any interest in (whether through the ownership of equity securities, debt securities, or securities that are convertible into, exercisable for or exchangeable for equity or debt securities), manage, control, participate in (whether as an owner, operator, manager, officer, director, employee, investor, agent, representative or otherwise), render services to, or in any other manner engage in any mobile hydraulics business that is (as of the date hereof and/or at any time prior to the expiration of the Restricted Period) conducted by any Restricted Entity in the United States of America, Europe, China or in any other geographical area, in which SD is or is proposed to do business at the time of the Closing Date.  For purposes of this Article 9, "Restricted Entity" means (i) any entity listed on Schedule 9.1(a) hereof (any such entity, a “Listed Entity"), (ii) any entity that is an affiliate of a Listed Entity as of the date hereof, (iii) any entity that becomes an affiliate of a Listed Entity after the date hereof (but prior to the expiration of the Restricted Period), and (iv) any entity that Sauer knew or should have known after due inquiry as a diligent businessman operates or utilizes assets and inventories as defined in § 266 Abs. 2 A II, B I HGB (German Commercial Code) with an aggregate value of 500,000 USD or more that prior to the expiration of the Restricted Period were directly or indirectly owned by any Restricted Entity. Notwithstanding the foregoing, Sauer, Klaus Murmann, Sven Murmann and/or Nicola Keim may (1) collectively, in the aggregate, be passive owners of not more than 10% of the voting or economic rights of any Listed Entity or not more than 20% of the voting or economic rights of any Restricted Entity (in each case, whether through the ownership of equity securities, debt securities, or securities that are convertible into, exercisable for or exchangeable for equity or debt securities), whereby passive ownership shall be defined as a person not having an active business role in such Restricted Entity’s business, and (2) acquire Restricted Entities or invest in Restricted Entities that during the fiscal year(s) immediately prior to such investment(s) or acquisition(s) date(s) had, in the aggregate (together with the revenue from any prior acquisitions or investments pursuant hereto), annual revenue of less than 15,000,000 USD from mobile hydraulics. In addition, if Sauer, Klaus Murmann, Sven Murmann and/or Nicola Keim invest in or acquire an entity that is not a Restricted Entity or purchase assets that are not owned by a Restricted Entity and thereafter such entity becomes a Restricted Entity or such assets are owned by a Restricted Entity (not as a result of any action taken or approved, directly or indirectly, by Sauer, Klaus Murmann, Sven Murmann and/or Nicola Keim), Sauer shall not be in breach of this Section 9.1 and shall not be required to sell its ownership stake or its assets in such business.

(b)           During the Restricted Period, Sauer and each of Klaus Murmann, Sven Murmann and Nicola Keim (the individuals pursuant to separate agreements attached hereto) shall not, directly or indirectly, (i) induce, solicit, or attempt to induce or solicit any employee or mobile hydraulics consultant of SD (or any of its subsidiaries) to leave the employ of SD (or such subsidiary), or in any way interfere with the relationship between SD (or any such subsidiary) and any employee or mobile hydraulics consultant thereof, (ii) hire any person who then is, or was at any time during the immediately preceding one-year period, an employee or mobile hydraulics consultant of SD (or any of its subsidiaries) outside Germany, (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, lessor or other business relation of SD to cease doing business with SD (or any of its subsidiaries), or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or other business relation and SD (or any of its subsidiaries) (including, without limitation, making any negative statements or communications about SD (or any of its subsidiaries)) or (iv) acquire or attempt to acquire a direct or indirect interest in any mobile hydraulics business that Danfoss has notified Sauer in writing that SD has entertained discussions or requested and received information relating to the acquisition of such business by SD.  Notwithstanding Section 9.1(b)(ii), Sauer may hire any person listed on Schedule 9.1(b) hereof.

(c)           The restrictions set forth in Section 9.1(a) shall expire on the earlier of (i) the expiration of the Restricted Period, or (ii) such moment in time that Danfoss and its affiliates own, in the aggregate, directly or indirectly, less than 3% of the shares of SD.

9.2	Confidentiality.

9.2.1             For the duration of the Restricted Period, Sauer and each of Klaus Murmann, Sven Murmann and Nicola Keim (the individuals pursuant to agreements attached hereto) agree to use their respective best efforts to maintain the confidentiality of all proprietary and other non-public information regarding SD, except: (i) as required to file tax returns, (ii) as required to be filed with the United States Securities and Exchange Commission, (iii) as otherwise required by law; and (iv) disclosure to its advisors as deemed appropriate by Sauer in connection with the performance of this Agreement; provided, that such advisors agree in writing in advance to be bound by the provisions of this Section 9.2 or are otherwise bound by a professional oath of confidentiality.

9.2.2             In the event that Sauer reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 9.2, Sauer will:  (i) to the extent permitted by such applicable law, provide Danfoss with prompt notice before such disclosure in order that Danfoss may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (ii) provide reasonable cooperation to Danfoss in attempting to obtain such order or assurance.  The provisions of this Section 9.2 shall not apply to any information, documents or materials which are, as shown by appropriate written evidence, in the public domain or, as shown by appropriate written evidence, shall come into the public domain, other than by reason of default by Sauer or its affiliates.

9.3          The Parties hereto acknowledge and agree that the covenants set forth in this Article 9 are reasonable with respect to period, geographical area and scope.  Notwithstanding anything in this Article 9 to the contrary, if at any time, in any judicial proceeding, any of the restrictions stated in this Article 9 are found by a final order of a court of competent jurisdiction to be unreasonable or otherwise unenforceable under circumstances then existing, the Parties agree that the period, scope or geographical area, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the restrictions to the extent such provisions are allowable under law, giving effect to the agreement and intent of the Parties hereto that the restrictions contained herein shall be effective to the fullest extent permissible.  Sauer acknowledges and agrees that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Article 9 and that, in such event, Danfoss or its successors or assigns shall, in addition to any other rights and remedies existing in its favor, be entitled to seek specific performance, injunctive and/or other relief from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Article 9 (including tolling the Restricted Period as set forth below), provided, that Sauer is found to have been in violation of the provisions of this Article 9.  Any injunction that may be determined by a court of competent jurisdiction to be available shall not require the posting of any bond or other security by Danfoss or its successors or assigns.  In the event of an alleged breach or violation by Sauer of any of the provisions of this Article 9, the Restricted Period will be tolled for Sauer until such alleged breach or violation is resolved; provided, that if Sauer is found to have not violated the provisions of this Article 9, then the Restricted Period will not be deemed to have been tolled.  Sauer agrees that the restrictions contained in this Article 9 are reasonable in all respects and are necessary to protect the goodwill of SD’s business.

Article 10
Additional Covenants of Sauer

For a period beginning on the date hereof and ending on the date that is the five-year anniversary of the Closing Date, Sauer and each of Klaus Murmann, Sven Murmann and Nicola Keim (the individuals pursuant to separate agreements attached hereto) shall not, directly or indirectly, acquire or otherwise obtain beneficial ownership of, any shares of SD’s capital stock or any securities that are convertible into, exchangeable for or exercisable for shares of SD’s capital stock.

Article 11
Mutual Releases

11.1         In consideration of the mutual covenants and consideration contained herein (including Danfoss’s payment of the Purchase Price), subject to and upon the consummation of the Closing, Sauer, on its own behalf and, to the maximum extent permitted under applicable law, on behalf of its predecessors, successors, assigns, subsidiaries, parent entities, affiliates, associates and each of their respective past, present and future officers, directors, shareholders (and other security holders), agents, representatives, employees, consultants, advisors, investment bankers, commercial bankers, engineers, heirs, executors, trustees, estates, administrators, supervisors, attorneys, executives and accountants (and each of the respective heirs, executors, administrators, trustees, estates, successors and assigns of each the foregoing), and all persons acting by, through, for, under or in concert with any of the foregoing (Sauer and each of the foregoing, a “Sauer Releasor”), hereby irrevocably and unconditionally forever releases, relinquishes and discharges, and is hereby forever enjoined from the prosecution of, Danfoss and Danfoss’s predecessors, successors, assigns, subsidiaries, parent entities, affiliates, associates and each of their respective past, present and future officers, directors, shareholders (and other security holders), agents, representatives, employees, consultants, advisors, investment bankers, commercial bankers, engineers, heirs, executors, trustees, estates, administrators, supervisors, attorneys, executives and accountants (and each of the respective heirs, executors, administrators, trustees, estates, successors and assigns of each the foregoing), and all persons acting by, through, for, under or in concert with any of the foregoing (Danfoss and each of the foregoing, a “Danfoss Releasee”), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, rights, contracts, controversies, matters, issues, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, liabilities, losses, expenses, obligations and demands of any kind or nature whatsoever, in law, admiralty or equity (in each case whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, asserted or unasserted) (each of the foregoing, a “Claim”), that such Sauer Releasor had, may have or may claim to have had that directly or indirectly relate to, are caused by, result from or arise because of or in connection with facts, circumstances or occurrences involving the Stockholders Agreement (whether or not any such facts, circumstances or occurrences involve such Sauer Releasor or any Danfoss Releasee). Each Sauer Releasor (other than Sauer) is hereby deemed to be bound (to the maximum extent permitted under applicable law) by this Section 11.1 to the same extent as Sauer, and Sauer shall cause each such other Sauer Releasor to comply with the terms of this Section 11.1, to the extent that Sauer is capable of exercising control over the actions of such other Sauer Releasor (including, without limitation, by Sauer (x) directing the management and/or policies of such other Sauer Releasor, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and (y) asserting, to the maximum extent possible, any contractual rights or rights under applicable law that it may have with respect to its relationship with such other Sauer Releasor).  Sauer shall indemnify and hold harmless each Danfoss Releasee from and against all losses, damages, penalties, dues, fines, costs, amounts paid in settlement, liabilities, expenses, interest and fees (including, without limitation, all attorneys’, consultants’ and experts’ fees and disbursements, and court costs) (collectively, “Losses”) that such Danfoss Releasee incurs or sustains as a result of a Claim asserted by a Sauer Releasor against such Danfoss Releasee that directly or indirectly relate to, are caused by, result from or arise because of or in connection with facts, circumstances or occurrences involving the Stockholders Agreement (whether or not any such facts, circumstances or occurrences involve such Sauer Releasor or such Danfoss Releasee).

11.2         In consideration of the mutual covenants, releases, and consideration contained herein (including Sauer’s delivery of the Shares as set forth in Section 4.3(a) hereof), subject to and upon the consummation of the Closing, Danfoss on its own behalf and, to the maximum extent permitted under applicable law, on behalf of its predecessors, successors, assigns, subsidiaries, parent entities, affiliates, associates and each of their respective past, present and future officers, directors, shareholders (and other security holders), agents, representatives, employees, consultants, advisors, investment bankers, commercial bankers, engineers, heirs, executors, trustees, estates, administrators, supervisors, attorneys, executives and accountants (and each of the respective heirs, executors, administrators, trustees, estates, successors and assigns of each the foregoing), and all persons acting by, through, for, under or in concert with any of the foregoing (Danfoss and each of the foregoing, a “Danfoss Releasor”), hereby irrevocably and unconditionally forever releases, relinquishes and discharges, and is hereby forever enjoined from the prosecution of, Sauer and Sauer’s predecessors, successors, assigns, subsidiaries, parent entities, affiliates, associates and each of their respective past, present and future officers, directors, shareholders (and other security holders), agents, representatives, employees, consultants, advisors, investment bankers, commercial bankers, engineers, heirs, executors, trustees, estates, administrators, supervisors, attorneys, executives and accountants (and each of the respective heirs, executors, administrators, trustees, estates, successors and assigns of each the foregoing), and all persons acting by, through, for, under or in concert with any of the foregoing (Sauer and each of the foregoing, a “Sauer Releasee”), from any and all Claims, that such Danfoss Releasor had, may have or may claim to have had that directly or indirectly relate to, are caused by, result from or arise because of or in connection with facts, circumstances or occurrences involving the Stockholders Agreement (whether or not any such facts, circumstances or occurrences involve such Danfoss Releasor or any Sauer Releasee).  Each Danfoss Releasor (other than Danfoss) is hereby deemed to be bound (to the maximum extent permitted under applicable law) by this Section 11.2 to the same extent as Danfoss, and Danfoss shall cause each such other Danfoss Releasor to comply with the terms of this Section 11.2, to the extent that Danfoss is capable of exercising control over the actions of such other Danfoss Releasor (including, without limitation, by Danfoss (x) directing the management and/or policies of such other Danfoss Releasor, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and (y) asserting, to the maximum extent possible, any contractual rights or rights under applicable law that it may have with respect to its relationship with such other Danfoss Releasor).  Danfoss shall indemnify and hold harmless each Sauer Releasee from and against all Losses that such Sauer Releasee incurs or sustains as a result of a Claim asserted by a Danfoss Releasor against such Sauer Releasee that directly or indirectly relate to, are caused by, result from or arise because of or in connection with facts, circumstances or occurrences involving the Stockholders Agreement (whether or not any such facts, circumstances or occurrences involve such Danfoss Releasor or such Sauer Releasee).  Notwithstanding each of the foregoing sentences in this Section 11.2, this Section 11.2 shall not apply with respect to any Claim of any Danfoss Releasor for breach, on or prior to the Closing Date, by any Sauer Releasee of:  (i) Article 7 of the Stockholders Agreement or (ii) the Non-Compete Agreements, dated July 11, 2008 between Danfoss, Prof. Dr. Klaus Murmann, Nicola Keim and Dr. Sven Murmann, which Claims shall not be affected by this release or the termination of the Stockholders Agreement.

11.3         The Danfoss Releasees shall be third-party beneficiaries of Section 11.1 hereof and shall have the right to enforce this provision as though they were parties to this Agreement effective upon the Closing.  The Sauer Releasees shall be third-party beneficiaries of Section 11.2 hereof and shall have the right to enforce this provision as though they were parties to this Agreement effective upon the Closing.

11.4         The Parties accept the respective releases set out in Sections 11.1 through 11.3.

Article 12
No Waiver

 The failure of any Party to assert any of its right under this Agreement shall not constitute a waiver of any such rights.

Article 13
Notices

 Any notice required or permitted hereunder shall be sufficiently given only if delivered by courier addressed as follows or to such other address or addresses as may thereafter be furnished in writing by notice similarly given by one Party to the other, whereby the receipt of such written notice shall be deemed to have occurred on that day and at the time evidenced by the delivery receipt:

(a)	If to Sauer:

Sauer Holding GmbH
Attn.: Geschäftsführung
Große Elbstraße 145 B
D-22767 Hamburg, Germany,

With a copy to:

Grüter Rechtsanwälte und Notare
Attn: Dr. Ina-Maria Böning
Angerstraße 14-18
D-47051 Duisburg, Germany

(b)	If to Danfoss:

Danfoss A/S
Attn.: General Counsel
DK-6430 Nordborg, Denmark.

With a copy to:

Reed Smith LLP
Attn.: Uri Doron, Esq.
599 Lexington Avenue
New York, NY 10022, USA

 In order to comply with any notice period pursuant to this Agreement any such written notice has to be delivered to the other Party at the very latest on the last calendar day of the notice period, irrespective of whether or not such last calendar day is a bank holiday anywhere in the United States, Denmark and/or Germany.

Article 14
Amendments; Termination

14.1         Amendments, changes and modifications of this Agreement are only valid, if they have been made in writing signed by the duly authorized representatives of the Parties. The same shall apply as to the waiver or modification of this written form requirement.

14.2         This Agreement may, by notice given prior to or at the Closing, be terminated:

(a)         by either Danfoss or Sauer if a material breach of any provision of this Agreement has been committed by the other Party and such breach has not been waived; provided, that written notice has been given to such other Party of the intention to terminate this Agreement due to such breach and such other Party has not cured such breach within 30 (thirty) calendar days of receipt of such notice;

(b)         by Danfoss and/or Sauer, if any of the conditions precedent in Article 3 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Danfoss and/or Sauer, as the case may be, to comply with their respective obligations under this Agreement) and Danfoss and/or Sauer, as the case may be, have not waived such condition on or before the Closing Date;

(c)         by mutual written consent of Sauer and Danfoss; or

(d)         by either Sauer or Danfoss if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply with its obligations under this Agreement) on or before November 8, 2009, or such later date that the Parties may agree upon in writing.

14.3         In case of termination, Article 16 (Governing Law, Arbitration) shall survive.

Article 15
Severability

 Should any provision of this Agreement or any provision to be incorporated in the future be or become invalid or unenforceable, the validity of the balance of this Agreement shall not be affected thereby.  The same applies, if this Agreement contains any omissions. In lieu of the invalid or unenforceable provision or in order to complete any omission, a fair provision shall apply, which, to the extent legally permissible, comes as close as possible to what the Parties had intended or would have intended according to the spirit and commercial purpose of this Agreement, if they had considered the matter at the time this Agreement was executed.

Article 16
Governing Law, Arbitration

16.1         This Agreement shall be governed by the laws of the Federal Republic of Germany as applicable between domestic Parties; provided, that (i) the transfer of title of the Shares of SD will be governed by Delaware law, and (ii) the provisions of Section 9.1 shall be governed by the laws of the jurisdiction, in which it is being enforced.

16.2         The Parties shall endeavor to settle all disputes and conflicts arising out of or in connection with this Agreement amicably and in good faith. Should those attempts fail, all disputes between the Parties arising out of or in connection with this Agreement, including disputes concerning the validity of this Agreement, shall be finally settled under the Arbitration Rules of the International Chamber of Commerce, Paris, by three arbitrators to be appointed in accordance with said Rules. The place of arbitration shall be Copenhagen. The language of arbitration shall be English.  The jurisdiction of ordinary courts shall be excluded except for the rights of the Parties to seek preliminary injunction or similar relief as set forth in Section 9.3 hereof.

Article 17
Taxes

 All and any taxes in connection with this Agreement and the transactions contemplated hereby, shall be borne by each Party, as they are assessed and charged by the relevant tax authorities.  Danfoss will not pay any taxes for Sauer, be it income, corporate income, capital gain or otherwise, be it in the U.S., Germany or Denmark.  Sauer will pay its own taxes in the U.S., Germany and any other applicable jurisdiction. Sauer will not pay any taxes for Danfoss, be it income, corporate income, capital gain or otherwise, be it in the U.S., Germany or Denmark.  Danfoss will pay its own taxes in the U.S., Germany and any other applicable jurisdiction.

Article 18
Entire Agreement

This Agreement, including the exhibits hereto, sets forth the entire understanding of the Parties with respect to the transactions contemplated hereby and shall not be modified or amended except by written agreement of all Parties hereto.

[the following page is the signature page]

Place, date: Nordburg, October 30, 2009		Place, date: Duisburg, October 30, 2009

DANFOSS A/S		SAUER HOLDING GMBH

By:	/s/ Anders Stahlschmidt	By:	/s/ Dr. Ina Maria Boning
Name: Anders Stahlschmidt by POA		Name: Dr. Ina Maria Boning by POA
Title:		Title:

By:
Name:
Title:

EXHIBIT 4.3(a)(3)
AMENDED AND RESTATED NON-COMPETITION AGREEMENTS

AMENDED AND RESTATED
NON-COMPETE AGREEMENT

By and between

1.
Danfoss A/S, a stock corporation, duly incorporated and existing pursuant to Danish law, with its principal place of business at DK-6430 Nordborg, Denmark, represented by its Chief Executive Officer and its Chief Operating Officer duly appointed and authorized to represent the company by their joint signature,

- hereinafter referred to as “Danfoss” -

- on the one hand -
and

2.	Prof. Dr. Klaus Murmann, resident at Bismarckallee 24, D-24105 Kiel,

3.	Ms. Nicola Keim, resident at Schmorellplatz 7, D-81545 München,

4.	Dr. Sven Murmann, resident at Innocentiastraße 70, 20144, D-20144 Hamburg,

- each of  the persons under 2-4 hereinafter individually referred to as “a Murmann Family Member”   and collectively hereinafter referred to as “the Murmann Family Members” -

- on the other hand -

- Danfoss and each Murmann Family Member hereinafter collectively referred to as “the Parties” -

Preamble

In connection with the staggered sale of a controlling interest in Sauer-Danfoss Inc., a Delaware corporation (“SD”) Danfoss and Sauer Holding GmbH, a company with limited liability, duly incorporated and existing pursuant to German law, registered with the commercial register of the local court Kiel under register no. HR B 811KI (“Sauer”) have entered into a Stockholders’ Agreement, dated July 11, 2008 (the “Stockholders Agreement”), setting forth their respective rights and obligations relating to their shares in SD; and

 WHEREAS, the Murmann Family Members are shareholders of Sauer; and

 WHEREAS, Sauer and Danfoss have agreed that, notwithstanding the provisions of the Stockholders Agreement, Danfoss will purchase from Sauer, and Sauer will sell to Danfoss, all of its shares in SD pursuant to a Share Purchase Agreement (the “SPA”) dated as of the date hereof; and

 WHEREAS, in connection with the prior sale of a controlling interest in SD by Sauer to Danfoss, Danfoss and the Murmann Family Members have previously entered into a separate Non-Compete Agreement, dated July 11, 2008 applicable to Europe, China and certain other areas (the “Original Non-Compete Agreement”); and

 WHEREAS, the Murmann Family Members are not parties to the SPA, but only indirectly involved as shareholders (and Sven Murmann as director) of Sauer, Danfoss has a vivid commercial interest that the Murmann Family Members undertake certain transfer restrictions as well as non-competition and non-solicitation obligations by a separate agreement and the Murmann Family Members are prepared to undertake such obligations without any special compensation paid to them by Danfoss; and

 WHEREAS, in connection with the SPA the Parties have agreed (i) to terminate the Stockholders Agreement  and (ii) to amend and restate the Original Non-Compete Agreement between the parties as set forth herein.

 THIS AFORESAID, Danfoss and each Murmann Family Member  hereby agree as follows:

Article 1

Transfer Restrictions

1.1           For a period beginning on the date hereof and ending on the date that is the five-year anniversary of the date hereof, each Murmann Family Member shall not, directly or indirectly, acquire or otherwise obtain beneficial ownership of any shares of SD’s capital stock or any securities that are convertible into, exchangeable for or exercisable for shares of SD’s capital stock.

1.2           Each Murmann Family Member hereby expressly confirms to have actual knowledge of Section 9.1 of the SPA.

Article 2

Non-Competition; Non-Solicitation; Confidentiality

Due to the fact that the staggered and continuous exit of Sauer and the staggered and continuous indirect exit of Klaus Murmann, Sven Murmann and Nicola Keim by Put and Call Options set forth in Articles 3 and 4 of the Stockholders Agreement were basically agreed upon contemporaneously with Sauer losing its controlling interest in SD, Article 7 of the Stockholders Agreement and the Original Non-Compete Agreement contained a non-competition and non-solicitation provision with a duration of three years following the Second Put Option Exercise Window (as defined in the Stockholders Agreement). As link to and continuation of Sauer’s assumed complete exit and the indirect exit of Klaus Murmann, Sven Murmann and Nicola Keim, the Parties hereby agree:

2.1         Non-Competition; Non-Solicitation

(a)           Subject to Section 2.1(c), during the period beginning on the date hereof and ending on the date that is the third-year anniversary of the date hereof (such period, the “Restricted Period”), each Murmann Family Member shall not, directly or indirectly, own any interest in (whether through the ownership of equity securities, debt securities, or securities that are convertible into, exercisable for or exchangeable for equity or debt securities), manage, control, participate in (whether as an owner, operator, manager, officer, director, employee, investor, agent, representative or otherwise), render services to, or in any other manner engage in any mobile hydraulics business that is (as of the date hereof and/or at any time prior to the expiration of the Restricted Period) conducted by any Restricted Entity in Europe, China or in any other geographical area, in which SD is or is proposed to do business at the time of the Closing Date.  For purposes of this Article 2, "Restricted Entity" means (i) any entity listed on Schedule 2.1(a) hereof (any such entity, a “Listed Entity"), (ii) any entity that is an affiliate of a Listed Entity as of the date hereof, (iii) any entity that becomes an affiliate of a Listed Entity after the date hereof (but prior to the expiration of the Restricted Period), and (iv) any entity that Klaus Murmann and/or Sven Murmann and/or Nicola Keim knew or should have known after due inquiry as a diligent business man operates or utilizes assets and inventories as defined in § 266 Abs. 2 A II, B I HGB (German Commercial Code) with an aggregate value of 500,000 USD or more that prior to the expiration of the restricted period were directly or indirectly owned by any Restricted Entity. Notwithstanding the foregoing, Klaus Murmann, Sven Murmann and/or Nicola Keim may (1) collectively, in the aggregate, be passive owners of not more than 10% of the voting or economic rights of any Listed Entity or not more than 20% of the voting or economic rights of any Restricted Entity (in each case, whether through the ownership of equity securities, debt securities, or securities that are convertible into, excercisable for or exchangeable for equity or debt securities), whereby passive ownership shall be defined as a person not having an active business role in such Restricted Entities’ business, and (2) acquire Restricted Entities or invest in Restricted Entities that during the fiscal year(s) immediately prior to such investment(s) or acquisition(s) date(s) had, in the aggregate (together with the revenue from any prior acquisitions or investments pursuant hereto), annual revenue of less than 15,000,000 USD from mobile hydraulics. In addition, if Klaus Murmann, Sven Murmann and/or Nicola Keim invest in or acquire an entity that is not a Restricted Entity or purchase assets that are not owned by a Restriced Entity and thereafter such entity becomes a Restricted Entity or such assets are owned by a Restricted Entity (not as a result of any action taken or approved, directly or indirectly, by Sauer, Klaus Murmann, Sven Murmann and/or Nicola Keim), Sauer shall not be in breach of this Section 2.1 and shall not be required to sell its ownership stake or its asset in such business.

(b)           During the Restricted Period, each Murmann Family Member shall not, directly or indirectly: (i) induce, solicit, or attempt to induce or solicit any employee or mobile hydraulics consultant of SD (or any of its subsidiaries) to leave the employ of SD (or such subsidiary), or in any way interfere with the relationship between SD (or any such subsidiary) and any employee or mobile hydraulics consultant thereof whether or not such person would commit a breach of contract by leaving such employment or engagement, (ii) hire any person who then is, or was at anytime during the immediately preceding one-year-period, an employee or mobile hydraulics consultant of SD in Germany whether or not such person would commit a breach of contract by leaving such employment or engagement, (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, lessor or other business relation of SD to cease doing business with SD (or any of its subsidiaries), or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or other business relation and SD (or any of its subsidiaries) (including, without limitation, making any negative statements or communications about SD (or any of its subsidiaries)) or (iv) acquire or attempt to acquire a direct or indirect interest in any mobile hydraulics business  that Danfoss has notified Sauer in writing that SD has entertained discussions or requested and received information relating to the acquisition of such business by SD.  Notwithstanding Section 2.1(b)(ii), the Murmann Family Members may hire any person listed on Schedule 2.1(b) hereof.

(c)           The restrictions set forth in Section 2.1(a) shall expire on the earlier of (i) the expiration of the Restricted Period, or (ii) such moment in time that Danfoss and its affiliates own, in the aggregate, directly or indirectly, less than 3% of the Shares of SD.

2.2         Confidentiality.

2.2.1             For the duration of the Restricted Period, each Murmann Family Member agrees not to make use of or disclose or divulge to any person any information in relation to SD or any of its subsidiaries, the identity of its customers and suppliers, its products, finance, contractual arrangements, business or methods of business and shall use his or her best efforts to prevent the publication or disclosure of any such information by any person, firm or company with which he or she is connected, except: (i) as required to file tax returns, (ii) as required to be filed with the United States Securities and Exchange Commission, (iii) as otherwise required by law~~,~~; and (iv) disclosure to its advisors as deemed appropriate by the Murmann Family Members in connection with the performance of the SPA and this Agreement; provided, that such advisors agree in writing in advance to be bound by the provisions of this Section 2.2 or are otherwise bound by a professional oath of confidentiality.

2.2.2             In the event that any Party hereto reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 2.2, the disclosing Party will:  (i) to the extent permitted by such applicable law, provide the other Parties with prompt notice before such disclosure in order that such other parties may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (ii) provide reasonable cooperation to the other Parties in attempting to obtain such order or assurance.  The provisions of this Section 2.2.2 shall not apply to any information, documents or materials which are, as shown by appropriate written evidence, in the public domain or, as shown by appropriate written evidence, shall come into the public domain, other than by reason of default by the applicable Party bound hereunder or its affiliates.

2.3           Scope of Restrictions.

The restrictions contained in Article 1 and this Article 2 are considered, acknowledged and agreed by both Danfoss and each individual Murmann Family Member to be reasonable in all the circumstances.  Each individual Murmann Family Member further acknowledges and agrees with Danfoss that he or she shall, given the background of the transaction in which these covenants are embedded, not be entitled to any consideration for his or her covenants under this Agreement. In addition, each individual Murmann Family Member hereby expressly und irrevocably waives his or her right and/or claim to such mandatory consideration or compensation, if any.  Furthermore, whilst it is recognized that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any such restrictions shall be adjudged to be void or unenforceable as going beyond what is reasonable in all the circumstances for the protection of the interests of Danfoss but would be valid and enforceable if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or geographical area dealt with thereby reduced in scope the said restrictions shall apply with such modifications as may be necessary to make it effective to the fullest extent permissible.

2.4           Penalties for Breach.  For the event of violation of the foregoing covenants of Non-Competition and Non-Solicitation and the covenant pursuant to Article 1 by any of the Murmann Family Members (the “Breaching Murmann Family Member”), such Breaching Murmann Family Member shall pay to Danfoss a penalty in the amount of USD 650,000.00 (in words: USD six hundred and fifty thousand) for each individual case. A continued violation shall be deemed a new violation triggering a further penalty payment with the beginning of each month after occurrence of the initial violating act or conduct, without consideration of any coherence of continuation.  The right of Danfoss to claim any further damages in excess of the amount of the penalty paid by the Breaching Murmann Family Member shall not be affected.

2.5           No joint liability

For the avoidance of doubt, Sauer, Klaus Murmann, Sven Murmann and Nicola Keim shall not be liable as joint debtors under this Agreement.

Article 3

Amendment and Restatement of the Original Non-Compete Agreement

3.1           The Original Non-Compete Agreement is hereby amended and restated in its entirety as set forth herein.

Article 43

Miscellaneous

4.1           This Agreement shall be governed by and construed and enforced in accordance with the laws of Germany as applicable between domestic parties.

4.2           The Parties shall endeavor to settle all disputes and conflicts arising out of or in connection with this Agreement amicably and in good faith.  Should those attempts fail, all disputes between the Parties arising out of or in connection with this Agreement - including disputes concerning the validity of this Agreement - shall be finally settled under the Arbitration Rules of the International Chamber of Commerce, Paris, by three arbitrators to be appointed in accordance with said Rules. The place of arbitration shall be Copenhagen. The language of arbitration shall be English.  The jurisdiction of ordinary courts shall be excluded except for the rights of the Parties to seek for preliminary injunction or similar relief.

4.3           Should any provision of this Agreement or any provision to be incorporated in the future be or become invalid or unenforceable, the validity of this Agreement shall not be affected thereby. The same applies, if this Agreement contains any omissions. In lieu of the invalid or unenforceable provision or in order to complete any omission a fair provision shall apply, which, to the extent legally permissible, comes as close as possible to what the parties have intended or would have intended according to the spirit and purpose of this Agreement, if they had considered the matter at the time this Agreement was executed.

4.4           Any notice required or permitted hereunder shall be sufficiently given only if delivered by courier, addressed as set forth in the Preamble hereto or to such other address or addresses as may hereafter be furnished in writing by notice similarly given by one Party to the other, whereby the receipt of such written notice shall be deemed to have occurred on that day and at that time evidenced by the delivery receipt. In order to comply with any notice period pursuant to this Agreement any such written notice has to be delivered to the other Party at the very latest on the last calendar day of the notice period, irrespective of whether or not such last calendar day is a bank holiday anywhere in the United States, Denmark and/or Germany.

4.5           This Agreement may be amended only in writing by the Parties hereto. The same applies with regard to amendments of this written form requirement.

Nordburg, 30 October 2009	Duisburg, 30 October 2009

DANFOSS A/S		/s/ Dr. Ina Maria Boning by POA
(Prof. Dr. Klaus Murmann)
By:	/s/ Anders Stahlschmidt
Name: Anders Stahlschmidt by POA		/s/ Dr. Ina Maria Boning by POA
Title:		(Ms. Nicola Keim)

By:		/s/ Dr. Ina Maria Boning by POA
Name:		(Dr. Sven Murmann )
Title:

EXHIBIT 4.3(a)(4)
AMENDED AND RESTATED NON-COMPETITION AGREEMENTS

AMENDED AND RESTATED
NON-COMPETE AGREEMENT

By and between

1.
Danfoss A/S, a stock corporation, duly incorporated and existing pursuant to Danish law, with its principal place of business at DK-6430 Nordborg, Denmark, represented by its Chief Executive Officer and its Chief Operating Officer duly appointed and authorized to represent the company by their joint signature,

- hereinafter referred to as “Danfoss” -

- on the one hand -
and

2.	Prof. Dr. Klaus Murmann, resident at Bismarckallee 24, D-24105 Kiel,

3.	Ms. Nicola Keim, resident at Schmorellplatz 7, D-81545 München,

4.	Dr. Sven Murmann, resident at Innocentiastraße 70, 20144, D-20144 Hamburg,

- each of  the persons under 2-4 hereinafter individually referred to as “a Murmann Family Member”   and collectively hereinafter referred to as “the Murmann Family Members”

5.           Sauer Holding GmbH, a company with limited liability, duly incorporated and existing pursuant to German law, registered with the commercial register of the Local Court Kiel under register no. HRB 811 KI, with its principal place of business at Große Elbstraße 145 B, D-22767 Hamburg, Germany, duly represented by its managing director (“Geschäftsführer”) duly appointed and authorized to represent the company by sole signature
- hereinafter referred to as “Sauer”

- on the other hand -

- Danfoss and each Murmann Family Member and Sauer hereinafter collectively referred to as “the Parties” -

Preamble

In connection with the staggered sale of a controlling interest in Sauer-Danfoss Inc., a Delaware corporation (“SD”) Danfoss and Sauer have entered into a Stockholders’ Agreement, dated July 11, 2008 (the “Stockholders Agreement”), setting forth their respective rights and obligations relating to their shares in SD; and

WHEREAS, the Murmann Family Members are shareholders of Sauer; and

WHEREAS, Sauer and Danfoss have agreed that, notwithstanding the provisions of the Stockholders Agreement, Danfoss will purchase from Sauer, and Sauer will sell to Danfoss, all of its shares in SD pursuant to a Share Purchase Agreement (“SPA”) dated as of the date hereof; and

WHEREAS, in connection with the prior sale of a controlling interest in SD by Sauer to Danfoss, Danfoss and the Murmann Family Members have previously entered into a separate Non-Compete Agreement, dated July 11, 2008 applicable in the United States of America (the “Original Non-Compete Agreement”); and

WHEREAS, the Murmann Family Members are not parties to the SPA, but only indirectly involved as shareholders (and Sven Murmann as director) of Sauer, Danfoss has a vivid commercial interest that the Murmann Family Members undertake certain transfer restrictions as well as non-competition and non-solicitation obligations by a separate agreement and the Murmann Family Members are prepared to undertake such obligations without any special compensation paid to them by Danfoss; and

WHEREAS, in connection with the SPA the Parties have agreed (i) to terminate the Stockholders Agreement  and (ii) to amend and restate the Original Non-Compete Agreement between the parties as set forth herein.

THIS AFORESAID, Danfoss and each Murmann Family Member  hereby agree as follows:
Article 1

Transfer Restrictions

1.1           For a period beginning on the date hereof and ending on the date that is the five-year anniversary of the date hereof, each Murmann Family Member shall not, directly or indirectly, acquire or otherwise obtain beneficial ownership of any shares of SD’s capital stock or any securities that are convertible into, exchangeable for or exercisable for shares of SD’s capital stock.

1.2           Each Murmann Family Member hereby expressly confirms to have actual knowledge of Section 9.1 of the SPA.

Article 2

Non-Competition and Non-Solicitation Covenants

Due to the fact that the staggered and continuous exit of Sauer and the staggered and continuous indirect exit of Klaus Murmann, Sven Murmann and Nicola Keim by Put and Call Options set forth in Articles 3 and 4 of the Stockholders Agreement were basically agreed upon contemporaneously with Sauer losing its controlling interest in SD, Article 7 of the Stockholders Agreement and the Original Non-Compete Agreement contained a non-competition and non-solicitation provision with a duration of three years following the Second Put Option Exercise Window (as defined in the Stockholders Agreement). As link to and continuation of Sauer’s assumed complete exit and the indirect exit of Klaus Murmann, Sven Murmann and Nicola Keim, the Parties hereby agree:

2.1         Non-Competition; Non-Solicitation

(a)           Subject to Section 2.1(c), during the period beginning on the date hereof and ending on the date that is the third-year anniversary of the date hereof (such period, the “Restricted Period”), each Murmann Family Member shall not, directly or indirectly, own any interest in (whether through the ownership of equity securities, debt securities, or securities that are convertible into, exercisable for or exchangeable for equity or debt securities), manage, control, participate in (whether as an owner, operator, manager, officer, director, employee, investor, agent, representative or otherwise), render services, or in any other manner engage in any mobile hydraulics business that is (as of the date hereof and/or at any time prior to the expiration of the Restricted Period) conducted by any Restricted Entity in the United States of America.  For purposes of this Article 2, "Restricted Entity" means (i) any entity listed on Schedule 2.1(a) hereof (any such entity, a “Listed Entity"), (ii)  any entity that is an affiliate of a Listed Entity as of the date hereof, (iii) any entity that becomes an affiliate of a Listed Entity after the date hereof (but prior to the expiration of the Restricted Period), and (iv) any entity that Klaus Murmann and/or Sven Murmann and/or Nicola Keim knew or should have known after due inquiry as a diligent business man operates or utilizes assets and inventories as defined in § 266 Abs. 2 A II, B I HGB (German Commercial Code) with an aggregate value of 500,000 USD or more that prior to the expiration of the restricted period were directly or indirectly owned by any Restricted Entity. Notwithstanding the foregoing, Klaus Murmann, Sven Murmann and/or Nicola Keim may (1) collectively, in the aggregate, be passive owners of not more than 10% of the voting or economic rights of any Listed Entity or not more than 20% of the voting or economic rights of any Restricted Entity (in each case, whether through the ownership of equity securities, debt securities, or securities that are convertible into, excercisable for or exchangeable for equity or debt securities), whereby passive ownership shall be defined as a person not having an active business role in such Restricted Entities’ business, and (2) acquire Restricted Entities or invest in Restricted Entities that during the fiscal year(s) immediately prior to such investment(s) or acquisition(s) date(s) had, in the aggregate (together with the revenue from any prior acquisitions or investments pursuant hereto), annual revenue of less than 15,000,000 USD from mobile hydraulics. In addition, if Klaus Murmann, Sven Murmann and/or Nicola Keim invest in or acquire an entity that is not a Restricted Entity or purchase assets that are not owned by a Restriced Entity and thereafter such entity becomes a Restricted Entity or such assets are owned by a Restricted Entity (not as a result of any action taken or approved, directly or indirectly, by Sauer, Klaus Murmann, Sven Murmann and/or Nicola Keim), Sauer shall not be in breach of this Section 2.1 and shall not be required to sell its ownership stake or its asset in such business.

(b)           During the Restricted Period, each Murmann Family Member shall not, directly or indirectly: (i) induce, solicit, or attempt to induce or solicit any employee or mobile hydraulics consultant of SD (or any of its subsidiaries) to leave the employ of SD (or such subsidiary), or in any way interfere with the relationship between SD (or any such subsidiary) and any employee or mobile hydraulics consultant thereof whether or not such person would commit a breach of contract by leaving such employment or engagement, (ii) hire any person who then is, or was at anytime during the immediately preceding one-year-period, an employee or mobile hydraulics consultant of SD in the United States whether or not such person would commit a breach of contract by leaving such employment or engagement, (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, lessor or other business relation of SD to cease doing business with SD (or any of its subsidiaries), or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or other business relation and SD (or any of its subsidiaries) (including, without limitation, making any negative statements or communications about, SD (or any of its subsidiaries)) or (iv) acquire or attempt to acquire a direct or indirect interest in any mobile hydraulics business that Danfoss has notified Sauer in writing that SD has entertained discussions or requested and received information relating to the acquisition of such business by SD. Notwithstanding Section 2.1(b)(ii), the Murmann Family Members may hire any person listed on Schedule 2.1(b) hereof.

(c)           The restrictions set forth in Section 2.1(a) shall expire on the earlier of (i) the expiration of the Restricted Period, or (ii) such moment in time that Danfoss and its affiliates own, in the aggregate, directly or indirectly, less than 3% of the Shares of SD.

2.2         Confidentiality.

2.2.1        For the duration of the Restricted Period, each Murmann Family Member agrees not to make use of or disclose or divulge to any person any information in relation to SD or any of its subsidiaries, the identity of its customers and suppliers, its products, finance, contractual arrangements, business or methods of business and shall use his~~,~~ or her best efforts to prevent the publication or disclosure of any such information by any person, firm or company with which he~~,~~ or she is connected, except: (i) as required to file tax returns, (ii) as required to be filed with the United States Securities and Exchange Commission, (iii) as otherwise required by law; and (iv) disclosure to its advisors as deemed appropriate by the Murmann Family Members in connection with the performance of the SPA and this Agreement; provided, that such advisors agree in writing in advance to be bound by the provisions of this Section 2.2 or are otherwise bound by a professional oath of confidentiality.

2.2.2        In the event that any Party hereto reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 2.2, the disclosing Party will:  (i) to the extent permitted by such applicable law, provide the other Parties with prompt notice before such disclosure in order that such other parties may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (ii) provide reasonable cooperation to the other Parties in attempting to obtain such order or assurance.  The provisions of this Section 2.2.2 shall not apply to any information, documents or materials which are, as shown by appropriate written evidence, in the public domain or, as shown by appropriate written evidence, shall come into the public domain, other than by reason of default by the applicable Party bound hereunder or its affiliates.

2.3         Scope of Restrictions.

The restrictions contained in Article 1 and this Article 2 hereof are considered, acknowledged and agreed by Danfoss, Sauer and each individual Murmann Family Member to be reasonable in all the circumstances.  Each individual Murmann Family Member further acknowledges and agrees with Danfoss that he or she shall, given the background of the transaction in which these covenants are embedded, not be entitled to additional consideration for his or her covenants under this Agreement in addition to the benefits and valuable consideration they receive by way of their interest in Sauer.  Furthermore, whilst it is recognized that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any such restrictions shall be adjudged to be void or unenforceable as going beyond what is reasonable in all the circumstances for the protection of the interests of Danfoss but would be valid and enforceable if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or geographical area dealt with thereby reduced in scope the said restrictions shall apply with such modifications as may be necessary to make it effective to the fullest extent permissible.

2.4         Remedies

Sauer and each individual Murmann Family Member agrees that any breach or violation of any of covenant in this Agreement is likely to cause the Danfoss irreparable damage, the amount and extent of which may be impossible to calculate fully and that, consequently, in the event of any actual or threatened breach or violation of any such covenant, in addition to such remedies as may be available at law, Danfoss shall be entitled to appropriate equitable relief, including, without limitation, preliminary and permanent injunctions or restraining orders prohibiting such breach or violation or any continuation thereof.  Danfoss shall not be obligated to post any bond or otherwise to provide any other surety or undertaking as a condition of, or for applying for or obtaining, any such relief, which bond or other surety or undertaking Sauer and each individual Murmann Family Member hereby expressly waives.  Danfoss’ entitlement to equitable relief as contemplated hereunder shall not be impaired or hindered by the existence of any claim or cause of action of Sauer or each individual Murmann Family Member against Danfoss, any party or any affiliate of Danfoss, whether predicated on this Agreement or otherwise.

2.5         No joint liability

For the avoidance of doubt, Sauer, Klaus Murmann, Sven Murmann and Nicola Keim shall not be liable as joint debtors under this Agreement.

Article 3

Amendment and Restatement of the Original Non-Compete Agreement

3.1         The Original Non-Compete Agreement is hereby amended and restated in its entirety as set forth herein.

Article 4

Miscellaneous

4.1         This Agreement shall be governed by and construed and enforced in accordance with the laws of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

4.2         Any dispute under or with respect to this Agreement shall be heard before, and resolved by, a state or federal court situated in the City, County and State of New York, and the Parties irrevocably submit to the venue and personal jurisdiction of those courts for such purposes.  In the event the Company may wish to obtain a preliminary or permanent injunction or other equitable relief with respect to any alleged actual or threatened breach or violation by Sauer or any individual Murmann Family Member of this Agreement, the Company shall be entitled to seek and to obtain such relief in any such court without posting any bond, surety or other undertaking, all of which Sauer and each individual Murmann Family Member expressly waives.

4.3         Should any provision of this Agreement or any provision to be incorporated in the future be or become invalid or unenforceable, the validity of this Agreement shall not be affected thereby. The same applies, if this Agreement contains any omissions. In lieu of the invalid or unenforceable provision or in order to complete any omission a fair provision shall apply, which, to the extent legally permissible, comes as close as possible to what the parties have intended or would have intended according to the spirit and purpose of this Agreement, if they had considered the matter at the time this Agreement was executed.

4.4         Any notice required or permitted hereunder shall be sufficiently given only if delivered by courier, addressed as set forth in the Preamble hereto or to such other address or addresses as may hereafter be furnished in writing by notice similarly given by one Party to the other, whereby the receipt of such written notice shall be deemed to have occurred on that day and at that time evidenced by the delivery receipt. In order to comply with any notice period pursuant to this Agreement any such written notice has to be delivered to the other Party at the very latest on the last calendar day of the notice period, irrespective of whether or not such last calendar day is a bank holiday anywhere in the United States, Denmark and/or Germany.

4.5         This Agreement may be amended only in writing by the Parties hereto. The same applies with regard to amendments of this written form requirement.

Nordburg, 30 October 2009		Duisburg, 30 October 2009

DANFOSS A/S		/s/ Dr. Ina Maria Boning by POA
(Prof. Dr. Klaus Murmann)
By:	/s/ Anders Stahlschmidt
Name: Anders Stahlschmidt by POA		/s/ Dr. Ina Maria Boning by POA
Title:		(Ms. Nicola Keim)

By:		/s/ Dr. Ina Maria Boning by POA
Name:		(Dr. Sven Murmann )
Title:

SAUER HOLDING GmbH

By:	/s/ Dr. Ina Maria Boning
Name: Dr. Ina Maria Boning by POA
Title:

EXHIBIT 4.4
CLOSING PROTOCOL

For the mere purpose of Section 4.4 of the Share Purchase Agreement (the “SPA”) between Danfoss A/S (“Danfoss”) and Sauer Holding GmbH (“Sauer”), dated October 30, 2009, without constituting any further rights and obligations of the Parties, Sauer and Danfoss, hereby respectively confirm and sign, subject to and including the respective waiver, if any, set forth under Article 5 below, the following Closing Protocol pursuant to Section 4.4 of the SPA at the Closing Date as follows:

Article 1

SAUER hereby confirms that at the Closing Date (as defined in the SPA):

1.1	Each of the representations and warranties of Sauer contained in the SPA are complete, true and correct.

1.2	Each of the covenants and other agreements contained in the SPA have been complied with by Sauer on the Closing Date in all material respects.

1.3
Each of the consents required in order to consummate the transactions contemplated by the SPA have been obtained by Sauer on terms and conditions reasonably acceptable to Danfoss and are in full force and effect.

1.4
Since the date of the SPA, there has not been commenced any legal proceeding that, (i) seeks to enjoin, restrain or otherwise prohibit the consummation of the transactions contemplated thereby; or (ii) seeks to impose criminal penalties in connection with the consummation of the transactions contemplated thereby.

SAUER

/s/ Dr. Ina Maria Boning
Name: Dr. Ina Maria Boning by POA
Title/Position:

2.	DANFOSS hereby confirms satisfaction as to Section 1.3 above:

DANFOSS

/s/ Anders Stahlschmidt
Name: Anders Stahlschmidt by POA
Title/Position:

Article 2

SAUER hereby confirms further that prior to or at the Closing Date:

2.1	Sauer has received each of the deliveries set forth in Section 4.3(b) of the SPA, namely including:

1.    the Purchase Price payable at the Closing  Date by wire transfer free of cost and fees;

b)	duly executed copies of all other agreements, certifications, and any other documents required or necessary to be executed and delivered by Danfoss under the SPA at the Closing Date.

SAUER

/s/ Dr. Ina Maria Boning
Name: Dr. Ina Maria Boning by POA
Title/Position:

Article 3

DANFOSS hereby confirms that at the Closing Date (as defined in the SPA):

3.1	Each of the Representations and Warranties of Danfoss contained in the SPA are complete, true and correct.

DANFOSS

/s/ Anders Stahlschmidt
Name: Anders Stahlschmidt by POA
Title/Position:

Article 4

DANFOSS hereby confirms further that prior to or at the Closing Date:

4.1	Danfoss has received each of the deliveries set forth in Section 4.3(a) of the SPA including:

a)
the Shares either in the form of (i) certificates representing the certificated Shares, duly endorsed (or accompanied by duly executed stock powers) for the transfer of the certificated Shares to Danfoss; and/or (ii) a letter of instruction addressed to the transfer agent of SD and a duly executed stock power for the transfer of the uncertificated Shares to Danfoss;

b)
executed copies of the Agreements between Danfoss on one hand and each of Dr. Klaus Murmann, Dr. Sven Murmann and Nicola Keim on the other hand relating to non-competition and transfer restrictions in the form of Exhibit 4.3(a)(3) to the SPA;

c)
executed copies of the Agreements between Danfoss on one hand and each of Sauer, Dr. Klaus Murmann, Dr. Sven Murmann and Nicola Keim on the other hand relating to non-competition in the United States in the form of Exhibit 4.3(a)(4) to the SPA; and

d)	duly executed copies of all other agreements, certifications, and any other documents required or necessary to be executed and delivered by Sauer under the SPA at the Closing Date.

4.2	Danfoss has obtained the funds necessary to consummate the purchase of the Shares.

DANFOSS

/s/ Anders Stahlschmidt
Name: Anders Stahlschmidt by POA
Title/Position:

Article 5

Both SAUER and DANFOSS hereby respectively confirm to have unanimously waived the following provisions set forth in this Closing Protocol above and the respective Conditions Precedent set forth in Article 3 or the conditions for closing set forth in Article 4 of the SPA, as the case may be:

SAUER	DANFOSS

/s/ Dr. Ina Maria Boning	/s/ Anders Stahlschmidt
Name: Dr. Ina Maria Boning by POA	Name: Anders Stahlschmidt by POA
Position/Title:	Position/Title:

Article 6

Either SAUER and/or DANFOSS hereby state and notify non-occurrence of provisions set forth in this Closing Protocol and the respective Conditions Precedent set forth in Article 3 or the conditions for closing set forth in Article 4 of the SPA, as the case may be, as follows:

SAUER	DANFOSS

/s/ Dr. Ina Maria Boning	/s/ Anders Stahlschmidt
Name: Dr. Ina Maria Boning by POA	Name: Anders Stahlschmidt by POA
Position/Title:	Position/Title: